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                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                    CHARTWELL DIVIDEND AND INCOME FUND, INC.

            Chartwell Dividend and Income Fund, Inc., a Maryland corporation, having its principal office in the State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland:

            FIRST: The Articles of Incorporation of Chartwell Dividend and Income Fund, Inc. are amended and restated as follows:

                                   ARTICLE I.
                                      NAME

            The name of the corporation is CHARTWELL DIVIDEND AND INCOME FUND, INC. (the "Corporation").

                                   ARTICLE II.
                               PURPOSES AND POWERS

            The Corporation is expressly empowered to invest, reinvest, own, hold or trade its assets in securities and other investments or to hold part or all of its assets in cash. The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                  ARTICLE III.
                       PRINCIPAL OFFICE AND RESIDENT AGENT

            The post-office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.
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                                   ARTICLE IV.
                                  CAPITAL STOCK

            (1) The total number of shares of capital stock which the Corporation shall have authority to issue is 100,000,000 shares, all initially classified as one class called Common Stock, of the par value of $0.01 per share, and of the aggregate par value of $1,000,000.

            (2) The Board of Directors is expressly authorized to classify or reclassify any unissued stock, whether now or hereafter authorized, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such stock.

            (3) Unless otherwise expressly provided in the Charter of the Corporation, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series.

            (4) Unless otherwise expressly provided in the Charter of the Corporation, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act of 1940, as amended (the "Investment Company Act"), or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above.

            (5) Notwithstanding any provision of the Maryland General Corporation Law requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion of the votes of all classes or of any class of stock of the Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of shares with a majority of all votes entitled to be cast on the matter, except as otherwise required by applicable law or otherwise provided in the Charter of the Corporation.


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            (6) Unless otherwise expressly provided in the Charter of the
Corporation, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each class or series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation to share ratably in the remaining net assets of the Corporation.

            (7) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately, to the respective fractions represented thereby, all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding any right to receive a stock certificate representing fractional shares.

                                   ARTICLE V.
               PROVISIONS FOR DEFINING, LIMITING AND REGULATING
                 CERTAIN POWERS OF THE CORPORATION AND OF THE
                           DIRECTORS AND STOCKHOLDERS

            (1) The number of initial directors of the Corporation shall be one provided that: (a) the number of directors of the Corporation may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than three, except as provided in this Article V Section 1; (b) if there is no capital stock of the Corporation outstanding the number of directors may be less than three but not less than one; and (c) if there is capital stock of the Corporation outstanding and so long as there are less than three stockholders of the Corporation, the number of directors may be less than three but not less than the number of stockholders. The name of the director who shall act until the first annual meeting of stockholders or until his successor is duly elected and qualified is Winthrop S. Jessup.

            (2) Beginning with the first annual meeting of stockholders held after the initial public offering of the shares of the Corporation ("the initial annual meeting"), the Board of Directors shall be divided into three classes; class I, class II, and class III. The terms of office of the classes of directors elected at the initial annual meeting shall expire at the times of the annual meetings of the stockholders as follows -- class I in 2000, class II in 2001, and class III in 2002 -- or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be


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identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

            (3) The Board of Directors of the Corporation is hereby empowered without the assent or vote of the stockholders, to authorize the issuance and sale from time to time of shares of the stock of the Corporation, whether now or hereafter authorized, and securities convertible into shares of stock of the Corporation, whether now or hereafter authorized for such consideration as the Board of Directors may deem advisable.

            (4) No holder of any stock or other security of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any stock or other security of the Corporation other than such right, if any, as the Board of Directors, in its discretion, may determine.

            (5) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted. The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its currently acting and former officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law. No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the Charter of the Corporation


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shall affect any right of any person under this Article based on any event, omission or proceeding prior to such amendment.

            (6) The Board of Directors of the Corporation is vested with the sole power, to the exclusion of the stockholders, to make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the Investment Company Act.

            (7) A director may be removed only for cause, and only by action of the shareholders taken by the holders of shares with at least seventy-five (75) percent of the votes then entitled to be cast in an election of directors, or, in the case of directors elected by holders of senior securities, only by action of the holders of such senior securities with at least seventy-five (75) percent of the votes then entitled to be cast by the holders of such senior securities. As used in this Section (7), "senior securities" has the meaning assigned to such term by Section 18 of the Investment Company Act.

            (8) The enumeration and definition of the particular powers of the Board of Directors included in the Charter of the Corporation shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

                                   ARTICLE VI.
                              DETERMINATION BINDING

            Any determination made in good faith and consistent with applicable law, and so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves, or as to the use, alteration or cancellation of any reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or


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other acquisition or disposition of securities or shares of capital stock of the
Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision in the Charter of the Corporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                  ARTICLE VII.
                         CONVERSION TO OPEN-END COMPANY

            Notwithstanding any other provisions of the Charter of the Corporation or its By-Laws, a favorable vote of (a) at least seventy-five (75) percent of the total number of directors fixed in accordance with the By-Laws of the Corporation, including a majority of the directors who are not interested persons (as defined in the Investment Company Act) of the Corporation, (b) at least seventy-five (75) percent of all shares of capital stock of the Corporation entitled to be voted on the matter (which includes Common Stock and preferred stock together) and (c) at least seventy-five (75) percent of all votes of preferred stock, if any, of the Corporation, voting as a separate class, shall be required to approve, adopt or authorize an amendment to the Charter of the Corporation that makes the Common Stock a "redeemable security" (as that term is defined in section 2(a)(32) of the Investment Company Act).

                                  ARTICLE VIII.
                       MERGER, SALE OF ASSETS, LIQUIDATION

            Notwithstanding any other provisions of the Charter of the Corporation, its By-Laws, the Maryland General Corporation


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Law or any other provisions of Maryland law, a favorable vote of the holders of at least seventy-five (75) percent of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize (i) a merger or consolidation or statutory share exchange of the Corporation with any other corporation, other than a corporation ninety percent or more of which is owned by the Corporation, (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), or (iii) a liquidation or dissolution of the Corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of at least seventy-five (75) percent of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

                                   ARTICLE IX.
                 MORTGAGES, PLEDGES AND OTHER SECURITY INTERESTS

            Notwithstanding any other provision of the Charter of the Corporation, the approval of the stockholders and articles of transfer shall not be required for any mortgage, pledge, or creation of any other security interest in any or all of the assets of the Corporation, whether or not in the ordinary course of its business, or for the exercise of the rights and remedies provided with respect thereto.

                                   ARTICLE X.
                                    AMENDMENT

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter of the Corporation, in any manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock and substantially adversely affects the stockholders' rights, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provisions of the Charter of the Corporation or its By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law), the amendment or repeal of Section (5) of Article IV, Section (2), Section (5), Section (6) and Section (7) of Article V, Article VII, Article VIII or this Article X, of these Articles of Incorporation shall require the affirmative vote of the holders of at least seventy-five (75) percent of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter, and the amendment or repeal of Article


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VII shall also require the affirmative vote of at least seventy-five (75)
percent of all votes of preferred stock, if any, of the Corporation voting as a separate class and the affirmative vote of seventy-five (75) percent of the total number of directors fixed in accordance with the By-Laws of the Corporation, including a majority of the directors who are not interested persons (as defined in the Investment Company Act) of the Corporation.


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                                   ARTICLE XI.
                                   DEFINITION

            As used herein, the "Charter of the Corporation" means these Articles of Incorporation as amended and supplemented from time to time.


            SECOND:

            (1) These Articles of Amendment and Restatement have been duly approved by the sole director of the Corporation. No stock entitled to be voted thereon was outstanding or subscribed for at the time of approval.

            (2) The Corporation desires to amend and restate its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all of the provisions of the Charter currently in effect as herein amended. The current name and address of the Corporation's resident agent, address of the Corporation, and number and name of directors currently in office are as set forth herein.

            IN WITNESS WHEREOF, Chartwell Dividend and Income Fund, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary, as of this 1st day of June, 1998.

            The undersigned Vice President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval thereof are true in all material respects and that this statement is made under penalties of perjury.


                              CHARTWELL DIVIDEND AND INCOME FUND, INC.


                              By: /s/ Timothy J. Riddle
                                 -------------------------------------
                                    Name: Timothy J. Riddle
                                    Title: Vice President
Witness:

/s/ Michael P. Malloy
-----------------------
Name: Michael P. Malloy
Title: Secretary


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